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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-85896) and Form S-8 (File No. 33-78592, File No. 333-69913, File No. 333-79445, File No. 333-37912 and File No. 333-79503) of
D&E Communications, Inc. of our report dated March 27, 2003 relating to the financial statements and financial statement schedule(s), which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 31, 2003